Exhibit 5

                             White & McDermott, P.C.
                          65 William Street, Suite 209
                          Wellesley Massachusetts 02181

                                  May 15, 1997

IGI, INC.
Wheat Road & Lincoln Avenue
Buena, New Jersey  08310

Ladies and Gentlemen:

         We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 110,000 shares of common stock, $.01 par value per share (the "Shares"), of IGI, Inc., a Delaware corporation (the "Company"), held by certain selling stockholders of the Company.

         We have examined the Certificate of Incorporation and By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or facsimile copies, and (iii) the authenticity of the originals of such documents.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ White & McDermott, P.C.
                                 ---------------------------
                                 WHITE & MCDERMOTT, P.C.

W&McD/ps